2020 Calamos Court Naperville, IL 60563-2787 www.calamos.com	Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Contact:
Joe Poulos
Edelman
312-240-2719
Calamos Asset Management, Inc. Reports Third Quarter 2008 Results and Declares Dividend
     NAPERVILLE, Ill., October 27, 2008 – Calamos Asset Management, Inc. (NASDAQ: CLMS) today reported results for the third quarter of 2008. Below, the financial results are first presented in accordance with GAAP, immediately followed by a discussion of these results on an as-adjusted basis, which excludes the impact of certain one-time expenses on year-to-date results. Management considers the exclusion of certain one-time items to provide a more relevant comparison to prior periods.
GAAP Accounting Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$101,807	$118,484	$324,738	$348,951
Operating expenses	$57,696	$69,045	$187,087	$228,425
Operating income	$44,111	$49,439	$137,651	$120,526
Operating margin	43.3%	41.7%	42.4%	34.5%

Other income (expense), net	$(50,985)	$3,307	$(75,457)	$12,297
Net income (loss)	$(799)	$7,127	$1,546	$18,466
Operating income per diluted share, net of income taxes	$0.30	$0.30	$0.89	$0.72
Diluted earnings (loss) per share	$(0.05)	$0.32	$0.06	$0.79
     The company today declared a regular quarterly dividend of 5.5 cents per share payable on November 26, 2008 to shareholders of record on November 11, 2008. This represents a reduction from prior quarter in light of the current industry environment.
Financial Highlights
     When evaluating the company’s operations, management adjusts results to exclude the effect of one-time items, as presented and discussed in Table A. As these items are not expected to recur, management believes that excluding them better enables it to evaluate the company’s performance relative to prior periods. For a more comprehensive discussion of these items, please refer to our filings with the U.S. Securities and Exchange Commission on Form 10-Q and Form 10-K. The year-to-date comparisons below are presented on an as-adjusted basis, where appropriate.
     Third quarter revenues decreased to $101.8 million from $118.5 million in the prior year while operating income decreased to $44.1 million from $49.4 million. Operating income, per diluted share, net of income taxes was $0.30 in the third quarter of 2008 and 2007. Non-operating losses during the quarter were $51.0 million compared to non-operating income of $3.3 million in the prior-year quarter. The Company experienced a net loss in the third quarter of $0.8 million compared to a net income of $7.1 million in the prior year, resulting in a diluted loss per share of $0.05 in the current quarter compared to a diluted earnings per share of $0.32 for the same period a year ago.
     Year-to-date revenues decreased to $324.7 million from $349.0 million in the prior year while operating income, as adjusted decreased to $137.7 million from $146.9 million. Operating income, per diluted share, net of income taxes was $0.89 in the first nine months of 2008 compared to $0.87 per share, as adjusted in the same period a year ago. Year-to-date non-operating losses were $75.5 million compared to non-operating income of $12.3 million in the prior-year period. Net income, as adjusted in the first nine months of 2008 was $8.3 million compared to $22.0 million in the prior year. Overall diluted earnings per share, as adjusted were $0.40 in the first nine months of 2008 compared to $0.95 for the same period a year ago.
Management Commentary
     “The third quarter of 2008 is unlike any we’ve ever seen in the financial markets. In these turbulent times for investors there has been no place to hide. We believe that the unprecedented decline in value of the equity markets, while painful, is temporary and we remind investors to think long term and beyond the current crisis. The valuations for many quality growth stocks are trading at valuations below their sustainable growth levels. Convertible securities valuations are the cheapest that I have ever seen them in my over 30 years of convertible investing. Again, looking beyond the panic of the current market we feel they provide longer term investors exceptional opportunities,” said John P. Calamos, Sr., Chairman and Chief Executive Officer.
     “While our operations generated strong results in the quarter, our corporate investment portfolio that is primarily invested in our products declined consistent with general market conditions. This decline created significant downward pressure on current earnings,” Calamos added.
     “Despite the severity of the market downturn and its effects on our business near term, we see opportunities for investors with a longer term perspective. We reopened the Calamos Convertible Fund for the first time since 2003 because we believe the opportunity for positive returns in this asset class has never been better,” Calamos concluded.
Assets Under Management
     Assets under management as of September 30, 2008 decreased 19% to $33.3 billion from $41.2 billion at the previous quarter’s end. The decrease in assets under management of $7.9 billion during the quarter was comprised of $6.5 billion in market depreciation and net redemptions of $1.4 billion. Average assets under management were $38.4 billion during the third quarter of 2008, compared to $44.2 billion for the same period one year ago.
     Assets under management as of September 30, 2008 fell 28% to $33.3 billion from $46.2 billion at December 31, 2007. The decrease in assets under management of $12.9 billion during the year was comprised of $11.0 billion in market depreciation and net redemptions of $1.9 billion. Average assets under management were $41.1 billion during the first nine months of 2008, compared to $44.1 billion for the same period one year ago.
Operating Results
     Third quarter revenues were $101.8 million, a 14 percent decrease from $118.5 million in the third quarter of 2007, resulting mostly from a 13 percent decrease in average assets under management. For the three months ended September 30, 2008, operating expenses were $57.7 million, a 16 percent decrease from $69.0 million in the same period in 2007, reflecting cost containment measures taken in the first quarter of 2008, including decreases in staffing levels and voluntary salary reductions of executive officers, as well as lower incentive compensation and lower distribution expenses, which fluctuate with changes in assets under management. During the third quarter of 2008, an additional reduction in incentive compensation was taken in response to the recent developments in the market and their projected impact across the financial services industry. Operating income was $44.1 million for the third quarter of 2008 versus $49.4 million for 2007. Operating margin was 43.3 percent and 41.7 percent for the current and year-earlier period, respectively. Operating income per diluted share, net of income taxes was $0.30 in the third quarter of 2008 and 2007.
     Revenues for the first nine months of 2008 were $324.7 million, a 7 percent decrease from $349.0 million in the first nine months of 2007, resulting mostly from a 7 percent decrease in average assets under management. For the nine months ended September 30, 2008, operating expenses, as adjusted were $187.1 million, a 7% decrease from $202.0 million in 2007. Operating income, as adjusted was $137.7 million versus $146.9 million for 2007. Operating margin, as adjusted was 42.4% compared with 42.1% for the year-earlier period. Operating income per diluted share, net of income taxes, as adjusted was $0.89 per diluted share in the first nine months of 2008 compared to $0.87 for 2007.
Non-Operating Results
     Total other income (expense), net reduced income by $51.0 million for the third quarter of 2008 and added $3.3 million to income for the third quarter of 2007. For the nine months ended September 30, 2008, total other income (expense), net reduced income by $75.5 million and added $12.3 million to income for the prior-year period. This year-over-year change was mostly due to investment and other income, net of minority interest, which declined by $63.1 million, driven by $62.7 million of losses during the current year on our consolidated partnerships and offshore funds that relates to market conditions, partly offset by realized gains of $20.7 million during the second quarter of 2008. Additionally, interest income decreased by $11.7 million and interest expense increased by $13.0 million, which related to the private debt offering that closed during the third quarter of 2007.
     Management will hold an investor conference call at 5 p.m. Eastern time on Monday, October 27. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-379-3942 (706-679-7206 outside the U.S.), then entering conference ID number 70126580. A replay of the call will be available until the end of the day on November 10th by dialing 800-642-1687 (706-645-9291 outside the U.S.), then entering conference ID number 70126580. A webcast also will be available on the Investor Relations section of http://www.calamos.com for 90 days.

     Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Investment management fees	$71,479	$82,209	$227,202	$238,997
Distribution and underwriting fees	29,446	35,252	94,734	106,993
Other	882	1,023	2,802	2,961

Total revenues	101,807	118,484	324,738	348,951
Expenses:
Employee compensation and benefits	16,547	22,912	60,001	66,190
Distribution and underwriting expense	21,922	26,246	70,955	76,469
Amortization of deferred sales commissions	6,002	6,064	18,088	21,220
Marketing and sales promotion	3,527	3,861	9,598	37,074
General and administrative	9,698	9,962	28,445	27,472

Total operating expenses	57,696	69,045	187,087	228,425

Operating income	44,111	49,439	137,651	120,526
Total other income (expense), net	(50,985)	3,307	(75,457)	12,297

Income (loss) before minority interest in Calamos Holdings LLC and income taxes	(6,874)	52,746	62,194	132,823
Minority interest in Calamos Holdings LLC	(5,681)	40,863	48,904	101,938

Income (loss) before income taxes	(1,193)	11,883	13,290	30,885
Income taxes	(394)	4,756	11,744	12,419

Net income (loss)	$(799)	$7,127	$1,546	$18,466

Earnings (loss) per share, basic	$(0.04)	$0.33	$0.08	$0.81

Weighted average shares outstanding, basic	19,453,173	21,851,112	19,842,888	22,668,669

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income (loss) before minority interest in Calamos Holdings LLC and income taxes	$(6,874)	$52,746	$62,194	$132,823
Impact of income taxes	(2,270)	21,109	56,148	53,408

Earnings (loss) available to common shareholders	(4,604)	31,637	6,046	79,415

Earnings (loss) per share, diluted	$(0.05)	$0.32	$0.06	$0.79

Weighted average shares outstanding, diluted	96,829,687	99,320,380	97,160,244	100,093,296

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended September 30,		Change
	2008	2007	Amount	Percent

Mutual Funds
Beginning assets under management	$30,693	$33,286	$(2,593)	(8)%
Net purchases (redemptions)	(1,011)	511	(1,522)	NM
Market appreciation (depreciation)	(4,834)	1,880	(6,714)	NM

Ending assets under management	24,848	35,677	(10,829)	(30)

Average assets under management	28,649	33,572	(4,923)	(15)

Separate Accounts
Beginning assets under management	10,517	10,525	(8)	0
Net redemptions	(360)	(137)	(223)	(163)
Market appreciation (depreciation)	(1,676)	681	(2,357)	NM

Ending assets under management	8,481	11,069	(2,588)	(23)

Average assets under management	9,767	10,639	(872)	(8)

Total Assets Under Management
Beginning assets under management	41,210	43,811	(2,601)	(6)
Net purchases (redemptions)	(1,371)	374	(1,745)	NM
Market appreciation (depreciation)	(6,510)	2,561	(9,071)	NM

Ending assets under management	33,329	46,746	(13,417)	(29)

Average assets under management	$38,416	$44,211	$(5,795)	(13)%

	At September 30,		Change
	2008	2007	Amount	Percent

Mutual Funds
Open-end funds	$19,110	$28,000	$(8,890)	(32)%
Closed-end funds	5,738	7,677	(1,939)	(25)

Total mutual funds	24,848	35,677	(10,829)	(30)
Separate Accounts
Institutional accounts	4,221	4,896	(675)	(14)
Managed accounts	4,210	6,028	(1,818)	(30)
Alternative investments	50	145	(95)	(66)

Total separate accounts	8,481	11,069	(2,588)	(23)

Ending assets under management	$33,329	$46,746	$(13,417)	(29)%

	At September 30,		Change
	2008	2007	Amount	Percent

Assets by Strategy
Equity	$14,788	$22,599	$(7,811)	(35)%
Balanced	10,250	14,420	(4,170)	(29)
Convertible	4,167	4,723	(556)	(12)
High Yield	2,295	2,925	(630)	(22)
Alternative	1,578	1,646	(68)	(4)
Fixed Income	121	38	83	218
Money Market	130	395	(265)	(67)

Ending assets under management	$33,329	$46,746	$(13,417)	(29)%

Table A
Calamos Asset Management, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
     This earnings release announcing results of operations for the three and nine months ended September 30, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:
•	Operating expense, as adjusted

•	Operating income, as adjusted

•	Operating income per diluted share, net of income taxes, as adjusted

•	Operating margin, as adjusted

•	Net income, as adjusted

•	Diluted earnings per share, as adjusted
     In evaluating operating performance, management considers operating expenses, operating income, operating income per diluted share, net of income taxes, operating margin, net income and diluted earnings per share, each calculated in accordance with GAAP, as well as each item on an as-adjusted basis, which constitutes non-GAAP financial measures. Items presented on an as-adjusted basis exclude the impact of terminating the two closed-end fund additional compensation agreements and the CHW closed-end fund structuring fees incurred in the second quarter of 2007 and the impact of the revaluation of the net deferred tax asset in the second quarter of 2008. As these items are not expected to recur, management believes that excluding these items better enables it to evaluate the company’s performance relative to prior periods. Management considers these non-GAAP financial measures when evaluating the company’s performance and believes the presentation of these amounts provides the reader with information necessary to analyze the company’s results for the periods compared.
     Reconciliations of these measurements from the most directly comparable GAAP financial measures for the nine months ended September 30, 2008 and 2007 are provided in the table below and should be carefully evaluated by the reader (in thousands, except per share data):

	Nine Months Ended
	September 30,
	2008	2007

Operating expenses	$187,087	$228,425
Termination of closed-end fund compensation agreements	—	19,500
Closed-end fund structuring fees	—	6,904

Operating expenses, as adjusted	$187,087	$202,021

Operating income	$137,651	$120,526
Termination of closed-end fund compensation agreements	—	19,500
Closed-end fund structuring fees	—	6,904

Operating income, as adjusted	$137,651	$146,930

Operating income per diluted share, net of income taxes	$0.89	$0.72
Termination of closed-end fund compensation agreements	—	0.11
Closed-end fund structuring fees	—	0.04

Operating income per diluted share, net of income taxes, as adjusted	$0.89	$0.87

	Nine Months Ended
	September 30,
	2008	2007

Operating margin	42.4%	34.5%
Termination of closed-end fund compensation agreements	—	5.6%
Closed-end fund structuring fees	—	2.0%

Operating margin, as adjusted	42.4%	42.1%

Net income	$1,546	$18,466
Termination of closed-end fund compensation agreements	—	2,634
Closed-end fund structuring fees	—	933
Net deferred tax assets revaluation	6,771	—

Net income, as adjusted	$8,317	$22,033

Diluted earnings per share	$0.06	$0.79
Termination of closed-end fund compensation agreements	—	0.12
Closed-end fund structuring fees	—	0.04
Net deferred tax assets revaluation	0.34	—

Diluted earnings per share, as adjusted	$0.40	$0.95

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